UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2015

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2015, Outerwall Inc. (the “Company”) announced that Erik E. Prusch became Interim President of its wholly-owned subsidiary, Redbox Automated Retail, LLC (“Redbox”), effective December 4, 2015, and that its former President Mark Horak is leaving Redbox. The Company is commencing a search for a permanent President, Redbox, with Mr. Prusch serving as Interim President until a successor is named.

The Company intends to enter into a separation and release of claims arrangement with Mr. Horak. This arrangement has not been finally determined, but will be included in a subsequent filing when the arrangement is finalized if and as may be required.

On December 3, 2015, the Company’s Board of Directors appointed Jeffrey W. Kist as Interim Chief Accounting Officer of the Company, effective as of December 9, 2015.

As previously reported, Peter Osvaldik resigned from his position as Chief Accounting Officer of the Company, effective as of December 8, 2015, in order to take a financial reporting position at another company in the region.

Mr. Kist, age 37, has served as Controller for Redbox since January 2014. Prior to that, he served as the director, external financial reporting and internal controls for OfficeMax, Inc. (a business-to-business and retail office products distributor) from March 2012 to December 2013. From February 2011 to March 2012, Mr. Kist served as financial planning and analysis and corporate governance manager for UGN, Inc. (an automotive parts manufacturer). Before that, he worked at KPMG LLP (an accounting firm) from October 2004 until February 2011 as a senior manager in audit. Mr. Kist is a certified public accountant in the state of Illinois.

Mr. Kist’s offer letter (the “Offer Letter”) includes the following material terms:

•	annual base salary of $185,500;

•	target bonus opportunity of 20% of base salary, based on achievement of performance goals;

•	target long-term incentive compensation to be valued at $60,000 for 2016;

•	one-time bonus of $20,000 following successful completion and timely filing of the annual report on Form 10-K for 2015 and other first quarter 2016 filings; and

•	fringe benefits as provided by the Company from time to time.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this Current Report on Form 8-K include statements regarding management transition matters and related compensation. Forward-looking statements are not guarantees of future actions, events or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the

Company or employees, including those beyond the Company’s control. Such risks and uncertainties include, but are not limited to, execution and integration of management changes, actions by the Company’s board and management, changes in strategic and financial objectives, and the ability to attract new retailers, penetrate new markets and distribution channels, and react to changing consumer demands. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, results or actions, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as other public filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Item 7.01	Regulation FD Disclosure.

On December 7, 2015, the Company issued a press release regarding updated guidance for the full year 2015. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter between Outerwall Inc. and Jeffrey W. Kist.

99.1	Press release dated December 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: December 7, 2015	By:	/s/ Galen C. Smith
Galen C. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between Outerwall Inc. and Jeffrey W. Kist.

99.1	Press release dated December 7, 2015.